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                                BROWN & WOOD LLP

                             ONE WORLD TRADE CENTER
                            NEW YORK, NEW YORK 10048

                            TELEPHONE: (212) 839-5300
                            FACSIMILE: (212) 839-5599




                                                             July 27, 1999




VIA ELECTRONIC FILING
Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

Attention:  Division of Investment Management

         Re:      CMA California Municipal Money Fund
                  of CMA Multi-State Municipal Series Trust
                  Post-Effective Amendment No. 13 to
                  Registration Statement on Form N-1A
                  (File Nos. 33-20580 and 811-5011)
                  ----------------------------------------

Ladies and Gentlemen:

         We have assisted CMA California Municipal Money Fund of CMA Multi-State Municipal Series Trust in the preparation of the above-captioned Post-Effective Amendment. Pursuant to Rule 485(b)(4) under the Securities Act of 1933, we hereby represent to the Securities and Exchange Commission that, to our knowledge, such Post-Effective Amendment does not contain disclosure which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.


                                                        Very truly yours,

                                                        /s/ Brown & Wood LLP